Freeport-McMoRan
Reports Third-Quarter and Nine-Month 2017 Results

▪
Net income attributable to common stock totaled $280 million, $0.19 per share, for third-quarter 2017. After adjusting for net charges of $212 million, $0.15 per share, third-quarter 2017 adjusted net income attributable to common stock totaled $492 million, $0.34 per share.

▪	Consolidated sales totaled 932 million pounds of copper, 355 thousand ounces of gold and 22 million pounds of molybdenum for third-quarter 2017.

▪
Consolidated sales for the year 2017 are expected to approximate 3.7 billion pounds of copper, 1.6 million ounces of gold and 94 million pounds of molybdenum, including 1.0 billion pounds of copper, 625 thousand ounces of gold and 23 million pounds of molybdenum for fourth-quarter 2017.

▪	Average realized prices were $2.94 per pound for copper, $1,290 per ounce for gold and $9.22 per pound for molybdenum for third-quarter 2017.

▪	Average unit net cash costs were $1.21 per pound of copper for third-quarter 2017 and are expected to average $1.19 per pound of copper for the year 2017.

▪
Operating cash flows totaled $1.2 billion (including $45 million in working capital sources and changes in tax payments) for third-quarter 2017 and $3.0 billion (including $0.4 billion in working capital sources and changes in tax payments) for the first nine months of 2017. Based on current sales volume and cost estimates, and assuming average prices of $3.00 per pound for copper, $1,300 per ounce for gold and $8.00 per pound for molybdenum for fourth-quarter 2017, operating cash flows for the year 2017 are expected to approximate $4.3 billion (including $0.5 billion in working capital sources and changes in tax payments).

▪
Capital expenditures totaled $308 million (including approximately $200 million for major mining projects) for third-quarter 2017 and $1.0 billion for the first nine months of 2017 (including $0.6 billion for major mining projects). Capital expenditures for the year 2017 are expected to approximate $1.5 billion, including $0.7 billion for underground development activities in the Grasberg minerals district in Indonesia.

▪	In September 2017, FCX redeemed $543 million of senior notes, resulting in cash interest savings of approximately $35 million per annum.

▪
At September 30, 2017, consolidated cash totaled $5.0 billion and consolidated debt totaled $14.8 billion, compared with $4.2 billion of consolidated cash and $16.0 billion of consolidated debt at December 31, 2016. FCX had no borrowings and $3.5 billion available under its revolving credit facility at September 30, 2017.

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PHOENIX, AZ, October 25, 2017 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $280 million ($0.19 per share) for third-quarter 2017 and $776 million ($0.53 per share) for the first nine months of 2017, compared with net income attributable to common stock of $217 million ($0.16 per share) for third-quarter 2016 and a net loss attributable to common stock of $4.4 billion ($3.45 per share) for the first nine months of 2016. After adjusting for net charges of $212 million ($0.15 per share) primarily related to accruals for Peruvian government claims associated with disputed royalty matters, adjusted net income attributable to common stock totaled $492 million ($0.34 per share) for third-quarter 2017. Refer to the supplemental schedule, "Adjusted Net Income (Loss)," on page VII, which is available on FCX's website, "fcx.com," for additional information.

Richard C. Adkerson, President and Chief Executive Officer, said, "We are pleased to report strong quarterly results throughout our global operations and a positive outlook for future results. Our focus on cost management combined with free cash flow generation have enabled us to continue to strengthen our balance sheet and successfully execute our strategy. Our shareholders are well positioned to benefit from our highly attractive portfolio of copper assets and improving copper market conditions. We are encouraged by continued progress in our active negotiations with the Indonesian government regarding our long-term operating rights in Indonesia and remain focused on managing our long-term business for the benefit of shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017		2016	2017		2016
	(in millions, except per share amounts)
Revenues[a,b]	$4,310		$3,877	$11,362		$10,453
Operating income (loss)[a]	$917		$359	$2,166		$(3,495)
Net income (loss) from continuing operations	$242		$292	$836		$(4,034)
Net income (loss) from discontinued operations	$3	[c]	$(6)	$50	[c]	$(191)
Net income (loss) attributable to common stock[d,e]	$280		$217	$776		$(4,446)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.19		$0.18	$0.50		$(3.27)
Discontinued operations	—		(0.02)	0.03		(0.18)
	$0.19		$0.16	$0.53		$(3.45)
Diluted weighted-average common shares outstanding	1,454		1,351	1,453		1,289
Operating cash flows[f]	$1,183		$980	$3,012		$2,594
Capital expenditures	$308		$494	$1,014		$2,309
At September 30:
Cash and cash equivalents	$4,957		$1,086	$4,957		$1,086
Total debt, including current portion	$14,782		$18,882	$14,782		$18,882

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page IX, which are available on FCX's website, "fcx.com."

b.
Includes favorable (unfavorable) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $95 million ($39 million to net income attributable to common stock or $0.03 per share) in third-quarter 2017, $(15) million ($(7) million to net income attributable to common stock or $(0.01) per share) in third-quarter 2016, $81 million ($35 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2017 and $5 million ($2 million to net loss attributable to common stock or less than $0.01 per share) for the first nine months of 2016. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page IX, which is available on FCX's website, "fcx.com."

c.
Primarily reflects adjustments to the fair value of the potential $120 million in contingent consideration related to the 2016 sale of FCX's interest in TF Holdings Limited (TFHL), which totaled $58 million at September 30, 2017, and will continue to be adjusted through December 31, 2019.

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d.
Includes net (charges) gains of $(212) million ($(0.15) per share) in third-quarter 2017, $39 million ($0.03 per share) in third-quarter 2016, $(178) million ($(0.12) per share) for the first nine months of 2017 and $(4.4) billion ($(3.43) per share) for the first nine months of 2016 that are described in the supplemental schedule, "Adjusted Net Income (Loss)," on page VII, which is available on FCX's website, "fcx.com."

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page IX, which is available on FCX's website, "fcx.com."

f.
Includes net working capital sources and changes in tax payments of $45 million in third-quarter 2017, $8 million in third-quarter 2016, $388 million for the first nine months of 2017 and $483 million for the first nine months of 2016.

SUMMARY OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016[a]	2017	2016[a]
Copper (millions of recoverable pounds)
Production	996	1,093	2,730	3,091
Sales, excluding purchases	932	1,113	2,683	3,100
Average realized price per pound	$2.94	$2.19	$2.79	$2.17
Site production and delivery costs per pound[b]	$1.57	$1.37	$1.60	$1.42
Unit net cash costs per pound[b]	$1.21	$1.14	$1.26	$1.28
Gold (thousands of recoverable ounces)
Production	418	308	1,010	658
Sales, excluding purchases	355	317	969	674
Average realized price per ounce	$1,290	$1,327	$1,261	$1,292
Molybdenum (millions of recoverable pounds)
Production	24	19	70	58
Sales, excluding purchases	22	16	71	52
Average realized price per pound	$9.22	$9.14	$9.18	$8.36

a.
Excludes the results of the Tenke Fungurume (Tenke) mine, which was sold in November 2016 and is reported as discontinued operations. Copper sales from the Tenke mine totaled 118 million pounds in third-quarter 2016 and 365 million for the first nine months of 2016.

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

Consolidated Sales Volumes
Third-quarter 2017 copper sales of 932 million pounds were slightly below the July 2017 estimate of 940 million pounds and 16 percent lower than third-quarter 2016 sales of 1.1 billion pounds. The variance to the year-ago period primarily reflects anticipated lower ore grades in North America and Indonesia and the timing of shipments.
Third-quarter 2017 gold sales of 355 thousand ounces were lower than the July 2017 estimate of 375 thousand ounces, primarily reflecting the timing of shipments. Third-quarter 2017 gold sales were higher than third-quarter 2016 sales of 317 thousand ounces, primarily reflecting anticipated higher ore grades from Indonesia.
Third-quarter 2017 molybdenum sales of 22 million pounds approximated the July 2017 estimate of 22 million pounds and were higher than third-quarter 2016 sales of 16 million pounds.
Sales volumes for the year 2017 are expected to approximate 3.7 billion pounds of copper, 1.6 million ounces of gold and 94 million pounds of molybdenum, including 1.0 billion pounds of copper, 625 thousand ounces of gold and 23 million pounds of molybdenum in fourth-quarter 2017.

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Consolidated Unit Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.21 per pound of copper in third-quarter 2017 were higher than unit net cash costs of $1.14 per pound in third-quarter 2016, primarily reflecting lower copper sales volumes.
Assuming average prices of $1,300 per ounce of gold and $8.00 per pound of molybdenum for fourth-quarter 2017 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.19 per pound of copper for the year 2017. The impact of price changes for fourth-quarter 2017 on consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold and $0.005 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, molybdenum concentrate, gold and silver are also produced by certain of FCX's North America copper mines.
All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments will be undertaken based on the results of economic and technical feasibility studies, and are dependent on market conditions. FCX continues to study opportunities to reduce the capital intensity of its long-term development projects.
Through exploration drilling, FCX has identified a significant resource at its wholly owned Lone Star project located near the Safford operation in eastern Arizona. Initial production from the Lone Star oxide ores could begin in 2021 using existing infrastructure at the adjacent Safford operation. Total estimated capital costs, including mine equipment and pre-production stripping, approximates $850 million. Production from the Lone Star oxide ores would average approximately 200 million pounds of copper per year with an approximate 20-year mine life. The project would also advance the potential for development of a larger-scale district opportunity. FCX has obtained regulatory approvals for this project and is assessing the timing to commence pre-stripping activities. FCX is conducting additional drilling as it continues to evaluate longer term opportunities available from the significant sulfide potential in the Lone Star/Safford minerals district.

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Operating Data. Following is summary consolidated operating data for the North America copper mines for the third quarters and first nine months of 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Copper (millions of recoverable pounds)
Production	375	455	1,151	1,411
Sales, excluding purchases	347	458	1,130	1,425
Average realized price per pound	$2.92	$2.19	$2.74	$2.18

Molybdenum (millions of recoverable pounds)
Production[a]	8	9	25	25

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.67	$1.44	$1.59	$1.41
By-product credits	(0.17)	(0.17)	(0.16)	(0.12)
Treatment charges	0.11	0.10	0.11	0.11
Unit net cash costs	$1.61	$1.37	$1.54	$1.40

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes of 347 million pounds in third-quarter 2017 were lower than third-quarter 2016 sales of 458 million pounds, primarily reflecting anticipated lower ore grades and the timing of shipments. North America copper sales are estimated to approximate 1.5 billion pounds for the year 2017, compared with 1.8 billion pounds in 2016.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.61 per pound of copper in third-quarter 2017 were higher than unit net cash costs of $1.37 per pound in third-quarter 2016, primarily reflecting lower sales volumes.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.58 per pound of copper for the year 2017, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $8.00 per pound for fourth-quarter 2017. North America's average unit net cash costs for the year 2017 would change by approximately $0.007 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. The Cerro Verde expansion project commenced operations in September 2015 and achieved capacity operating rates during first-quarter 2016. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The project expanded the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day.
FCX continues to evaluate a major expansion at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results at El Abra indicate a significant sulfide resource, which could potentially support a major mill project similar to facilities recently constructed at Cerro Verde. Future investments will depend on technical studies, which are being advanced, economic factors and market conditions.

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Operating Data. Following is summary consolidated operating data for the South America mining operations for the third quarters and first nine months of 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Copper (millions of recoverable pounds)
Production	328	317	932	986
Sales	327	323	923	973
Average realized price per pound	$2.95	$2.19	$2.82	$2.17

Molybdenum (millions of recoverable pounds)
Production[a]	8	5	21	14

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.60	$1.27	$1.55	$1.23
By-product credits	(0.19)	(0.12)	(0.17)	(0.10)
Treatment charges	0.22	0.24	0.22	0.24
Royalty on metals	0.01	0.01	0.01	—
Unit net cash costs	$1.64	$1.40	$1.61	$1.37

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

South America's consolidated copper sales volumes of 327 million pounds in third-quarter 2017 approximated third-quarter 2016 sales of 323 million pounds. Sales from South America mining are expected to approximate 1.2 billion pounds of copper for the year 2017, compared with 1.3 billion pounds of copper in 2016.
Average unit net cash costs (net of by-product credits) for South America mining of $1.64 per pound of copper in third-quarter 2017 were higher than unit net cash costs of $1.40 per pound in third-quarter 2016, primarily reflecting higher mining, milling and employee costs at Cerro Verde. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.64 per pound of copper for the year 2017, based on current sales volume and cost estimates and assuming an average price of $8.00 per pound of molybdenum for fourth-quarter 2017.
Cerro Verde Royalty Dispute. In October 2017, the Peruvian Supreme Court issued a ruling in favor of SUNAT, Peru's national tax authority, that the assessments of royalties for the year 2008 on ore processed by the Cerro Verde concentrator were proper under Peruvian law.  As reported in FCX’s U.S. Securities and Exchange Commission (SEC) filings, SUNAT has assessed mining royalties on ore processed by the Cerro Verde concentrator for the period December 2006 to September 2011, which Cerro Verde has contested on the basis that its 1998 stability agreement exempts from royalties all minerals extracted from its mining concessions, irrespective of the method used for processing those minerals.
As a result of the unfavorable Peruvian Supreme Court decision on the 2008 royalty matter, Cerro Verde recorded pre-tax charges totaling $357 million ($359 million including net tax charges and $188 million net of noncontrolling interests) in third-quarter 2017 associated with prior assessments and potential royalty and related assessments for December 2006 through the year 2013. Effective January 1, 2014, Cerro Verde entered into a new 15-year stability agreement and has been paying royalties in accordance with the new stability agreement.
Cerro Verde intends to seek a waiver available under Peruvian law of penalties and interest associated with this matter and has not recorded charges for potential unpaid penalties and interest totaling $360 million ($193

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million net of noncontrolling interests) at September 30, 2017. Cerro Verde acted in good faith in applying the provisions of its 1998 stability agreement and continues to evaluate alternatives to defend its rights.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrate that contains significant quantities of gold and silver.
Regulatory Matters. PT-FI continues to actively engage with Indonesian government officials to address regulatory changes that conflict with its contractual rights in a manner that provides long-term stability for PT-FI’s operations and investment plans, and protects value for FCX’s shareholders.
Following the issuance of new regulations in early 2017, which resulted in a temporary suspension of PT-FI’s concentrate exports, PT-FI entered into a Memorandum of Understanding in April 2017 whereby exports were allowed to continue until October 10, 2017, to allow for negotiations for a long-term agreement.
In August 2017, FCX and the Indonesian government reached an understanding on a framework that would resolve PT-FI’s long-term operating rights. This framework, which requires definitive documentation and FCX Board of Directors and partner approvals, includes (i) conversion from the Contract of Work (COW) to a new operating license (IUPK) providing PT-FI with long-term operating rights through 2041, (ii) Indonesian government certainty of fiscal and legal terms during the term of the IUPK, (iii) PT-FI commitment to construct a new smelter in Indonesia within five years of reaching a definitive agreement, and (iv) divestment of 51 percent of PT-FI shares to Indonesian participants at fair market value. The divestment will be structured so that FCX will retain control over operations and governance of PT-FI.
The parties continue to negotiate documentation on a comprehensive agreement for PT-FI’s extended operations and to reach agreement on timing, process and governance matters relating to the divestment. The parties have a mutual objective of completing the required documentation during 2017.
In October 2017, the Indonesian government extended PT-FI’s export rights to December 31, 2017, while negotiations to document a long-term agreement based on the agreed framework continue.
Until a definitive agreement is reached, PT-FI has reserved all rights under its COW, including pursuing arbitration under the dispute resolution provisions.
Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit, which contains high copper and gold ore grades. PT-FI expects to mine high-grade ore over the next several quarters prior to transitioning to the Grasberg Block Cave underground mine in early 2019.
PT-FI has several projects in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit. Assuming a definitive agreement is reached to support PT-FI's long-term investment plans, estimated annual capital spending on these projects would average $1.0 billion per year ($0.8 billion per year net to PT-FI) over the next five years. Considering the long-term nature and size of these projects, actual costs could vary from these estimates. In response to market conditions and Indonesian regulatory uncertainty, timing of these expenditures continues to be reviewed. If PT-FI is unable to reach a definitive agreement with the Indonesian government on its long-term mining rights, FCX intends to reduce or defer investments significantly in its underground development projects and pursue arbitration under its COW.

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Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2017 and 2016:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017		2016	2017		2016
Copper (millions of recoverable pounds)
Production	293		321	647		694
Sales	258		332	630		702
Average realized price per pound	$2.95		$2.20	$2.81		$2.17

Gold (thousands of recoverable ounces)
Production	412		301	992		637
Sales	352		307	956		653
Average realized price per ounce	$1,290		$1,327	$1,261		$1,292

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.41	[b]	$1.37	$1.71	[b]	$1.70
Gold and silver credits	(1.80)		(1.29)	(1.98)		(1.28)
Treatment charges	0.27		0.27	0.27		0.29
Export duties	0.08		0.10	0.10		0.09
Royalty on metals	0.17		0.12	0.16		0.12
Unit net cash costs	$0.13		$0.57	$0.26		$0.92

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

b.
Excludes fixed costs charged directly to production and delivery costs totaling $9 million ($0.03 per pound of copper) for third-quarter 2017 and $112 million ($0.18 per pound of copper) for first nine months of 2017 associated with workforce reductions.

Indonesia's consolidated copper sales of 258 million pounds in third-quarter 2017 were lower than third-quarter 2016 sales of 332 million pounds, primarily reflecting lower copper ore grades and timing of shipments. Indonesia's consolidated gold sales of 352 thousand ounces in third-quarter 2017 were higher than third-quarter 2016 sales of 307 thousand ounces, reflecting higher gold ore grades, partly offset by timing of shipments between the third and fourth quarters of 2017.
During third-quarter 2017, PT-FI's labor productivity improved significantly following a recovery from disruptions that occurred in the first half of the year. Mining and milling rates improved throughout the quarter, and PT-FI continues to assess opportunities to advance mining of a section of high-grade material during 2018 and 2019 through open-pit mining rather than over time through the Grasberg Block Cave underground mine.
In October 2017, PT-FI and union officials commenced discussions for a new two-year labor agreement. The existing agreement will continue in effect until a new agreement is consummated.
Assuming achieving planned operating rates for fourth-quarter 2017, consolidated sales volumes from Indonesia mining are expected to approximate 1.0 billion pounds of copper and 1.6 million ounces of gold for the year 2017, compared with 1.1 billion pounds of copper and 1.1 million ounces of gold for the year 2016.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes and other factors. Indonesia's unit net cash costs (including gold and silver credits) of $0.13 per pound of copper in third-quarter 2017 were lower than unit net cash costs of $0.57 per pound in third-quarter 2016, primarily reflecting higher gold and silver credits, partly offset by lower copper sales volumes.
Assuming an average gold price of $1,300 per ounce for fourth-quarter 2017 and achievement of current sales volume and cost estimates, unit net cash costs (net of gold and silver credits) for Indonesia mining are

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expected to approximate $0.07 per pound of copper for the year 2017. Indonesia mining's unit net cash costs for the year 2017 would change by approximately $0.04 per pound for each $50 per ounce change in the average price of gold. Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold volumes.
Indonesia mining's projected sales volumes for the year 2017 are dependent on a number of factors, including operational performance, workforce productivity and the timing of shipments.

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. In response to market conditions, the Henderson molybdenum mine continues to operate at reduced rates. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in third-quarter 2017 and 5 million pounds in third-quarter 2016. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North America and South America copper mines.
Average unit net cash costs for the Molybdenum mines of $7.90 per pound of molybdenum in third-quarter 2017 were lower than average unit net cash costs of $10.28 in third-quarter 2016, primarily reflecting higher volumes. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $7.85 per pound of molybdenum for the year 2017.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration spending is expected to approximate $75 million for the year 2017, compared to $44 million in 2016.

CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.2 billion (including $45 million in working capital sources and changes in tax payments) in third-quarter 2017 and $3.0 billion (including $0.4 billion in working capital sources and changes in tax payments) for the first nine months of 2017.
Based on current sales volume and cost estimates, and assuming average prices of $3.00 per pound of copper, $1,300 per ounce of gold and $8.00 per pound of molybdenum for fourth-quarter 2017, FCX's consolidated operating cash flows are estimated to approximate $4.3 billion for the year 2017 (including $0.5 billion in working capital sources and tax payments). The impact of price changes during fourth-quarter 2017 on operating cash flows would approximate $80 million for each $0.10 per pound change in the average price of copper, $20 million for each $50 per ounce change in the average price of gold and $15 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $308 million for third-quarter 2017 (including approximately $200 million for major mining projects) and $1.0 billion for the first nine months of 2017 (including $0.6 billion for major mining projects). Capital expenditures are expected to approximate $1.5 billion for the year 2017, including $0.9 billion for major mining projects, primarily for underground development activities at Grasberg.
As a result of regulatory uncertainty, PT-FI has slowed investments in its underground development projects. If PT-FI is unable to reach a definitive agreement with the Indonesian government on its long-term mining

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rights, FCX intends to reduce or defer investments significantly in underground development projects and pursue arbitration under its COW.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at September 30, 2017 (in billions):

Cash at domestic companies	$3.7
Cash at international operations	1.3
Total consolidated cash and cash equivalents	5.0
Noncontrolling interests' share	(0.4)
Cash, net of noncontrolling interests' share	4.6
Withholding taxes and other	(0.1)
Net cash available	$4.5

Debt. Following is a summary of total debt and the related weighted-average interest rates at September 30, 2017 (in billions, except percentages):

		Weighted-
		Average
		Interest Rate
Senior Notes	$13.3	4.4%
Cerro Verde credit facility	1.5	3.1%
Total debt	$14.8	4.2%

In September 2017, FCX redeemed $543 million aggregate principal amount of senior notes, resulting in annual cash interest savings of approximately $35 million. FCX recognized an $11 million gain on early extinguishment of debt in connection with the redemptions.
At September 30, 2017, FCX had no borrowings, $36 million in letters of credit issued and $3.5 billion available under its revolving credit facility.

FINANCIAL POLICY
In December 2015, FCX's common stock dividend was suspended. The declaration of dividends is at the discretion of the Board and will depend upon FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's third-quarter 2017 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, November 24, 2017.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world's largest publicly traded copper producer. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."

Freeport-McMoRan	10

Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, capital expenditures, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold and molybdenum price changes, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; potential effects of cost and capital expenditure reductions and production curtailments on financial results and cash flow; potential inventory adjustments; potential impairment of long-lived mining assets; the outcome of negotiations with the Indonesian government regarding PT-FI's long-term operating rights; the potential effects of violence in Indonesia generally and in the province of Papua; industry risks; regulatory changes (including adoption of financial assurance regulations as proposed by the U.S. Environmental Protection Agency under CERCLA for the hard rock mining industry); political risks; labor relations; weather- and climate-related risks; environmental risks; litigation results (including the final disposition of the unfavorable Indonesia Tax Court ruling relating to surface water taxes and the outcome of Cerro Verde's royalty dispute with the Peruvian national tax authority); and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC as updated by FCX's subsequent filings with the SEC. With respect to FCX's operations in Indonesia, such factors include whether PT-FI will be able to resolve complex regulatory matters in Indonesia and continue to export copper after December 31, 2017.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	11

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA

	Three Months Ended September 30,
	2017	2016	2017		2016
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	186	202	169		208
Bagdad (100%)	45	47	41		46
Safford (100%)	37	64	35		62
Sierrita (100%)	40	40	37		40
Miami (100%)	4	6	4		5
Chino (100%)	48	78	47		78
Tyrone (100%)	13	17	12		18
Other (100%)	2	1	2		1
Total North America	375	455	347		458

South America
Cerro Verde (53.56%)	284	265	291		272
El Abra (51%)	44	52	36		51
Total South America	328	317	327		323

Indonesia
Grasberg (90.64%)[b]	293	321	258		332
Consolidated - continuing operations	996	1,093	932	[c]	1,113	[c]
Discontinued operations - Tenke Fungurume (Tenke) (56%)[d]	—	124	—		118
Total	996	1,217	932		1,231
Less noncontrolling interests	181	234	177		235
Net	815	983	755		996

Average realized price per pound (continuing operations)			$2.94		$2.19

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	6	7	3		10
Indonesia (90.64%)[b]	412	301	352		307
Consolidated	418	308	355		317
Less noncontrolling interests	39	28	32		29
Net	379	280	323		288

Average realized price per ounce			$1,290		$1,327

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	2	N/A		N/A
Climax (100%)	5	3	N/A		N/A
North America copper mines (100%)[a]	8	9	N/A		N/A
Cerro Verde (53.56%)	8	5	N/A		N/A
Consolidated	24	19	22		16
Less noncontrolling interests	4	2	3		1
Net	20	17	19		15

Average realized price per pound			$9.22		$9.14

U.S. OIL AND GAS OPERATIONS:	Sales Volumes		Sales per Day
Oil (thousand barrels, or MBbls)	441	9,146	5		99
Natural gas (million cubic feet or MMcf)	3,069	13,799	33		150
Natural gas liquids (NGLs) (MBbls)	35	593	—		7
Thousand barrels of oil equivalents (MBOE)	987	12,038	11		131

a. Amounts are net of Morenci's undivided joint venture partners' interest.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 75 million pounds in third-quarter 2017 and 61 million pounds in third-quarter 2016.

d. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

I

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	2017	2016	2017		2016
MINING OPERATIONS:	Production		Sales
Copper (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	554	658	537		667
Bagdad (100%)	128	139	122		141
Safford (100%)	116	173	120		173
Sierrita (100%)	121	122	117		123
Miami (100%)	14	20	14		21
Chino (100%)	168	239	170		239
Tyrone (100%)	47	56	47		57
Other (100%)	3	4	3		4
Total North America	1,151	1,411	1,130		1,425

South America
Cerro Verde (53.56%)	806	815	803		798
El Abra (51%)	126	171	120		175
Total South America	932	986	923		973

Indonesia
Grasberg (90.64%)[b]	647	694	630		702
Consolidated - continuing operations	2,730	3,091	2,683	[c]	3,100	[c]
Discontinued operations - Tenke (56%)[d]	—	356	—		365
Total	2,730	3,447	2,683		3,465
Less noncontrolling interests	497	684	491		683
Net	2,233	2,763	2,192		2,782

Average realized price per pound (continuing operations)			$2.79		$2.17

Gold (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	18	21	13		21
Indonesia (90.64%)[b]	992	637	956		653
Consolidated	1,010	658	969		674
Less noncontrolling interests	93	59	89		61
Net	917	599	880		613

Average realized price per ounce			$1,261		$1,292

Molybdenum (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	9	7	N/A		N/A
Climax (100%)	15	12	N/A		N/A
North America (100%)[a]	25	25	N/A		N/A
Cerro Verde (53.56%)	21	14	N/A		N/A
Consolidated	70	58	71		52
Less noncontrolling interests	10	6	9		4
Net	60	52	62		48

Average realized price per pound			$9.18		$8.36

U.S. OIL AND GAS OPERATIONS:	Sales Volumes		Sales per Day
Oil (MBbls)	1,390	26,098	5		95
Natural gas (MMcf)	13,349	52,233	49		191
NGLs (MBbls)	186	1,763	1		6
MBOE	3,801	36,566	14		133

a. Amounts are net of Morenci's undivided joint venture partners' interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent. The first nine months of 2016 includes approximately 60 million pounds of copper from the 13 percent undivided interest in Morenci that FCX sold in May 2016.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 195 million pounds for the first nine months of 2017 and 131 million pounds for the first nine months of 2016.

d. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

II

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	655,600	681,400	681,200	764,900
Average copper ore grade (percent)	0.27	0.31	0.28	0.32
Copper production (millions of recoverable pounds)	280	316	839	921

Mill Operations
Ore milled (metric tons per day)	297,200	300,500	300,000	299,900
Average ore grades (percent):
Copper	0.38	0.47	0.40	0.48
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	86.6	87.8	86.6	86.3
Production (millions of recoverable pounds):
Copper	167	216	527	661
Molybdenum	9	10	27	27

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	180,400	163,000	153,100	158,100
Average copper ore grade (percent)	0.36	0.41	0.37	0.41
Copper production (millions of recoverable pounds)	65	78	190	250

Mill Operations
Ore milled (metric tons per day)	379,200	355,300	355,400	348,900
Average ore grades (percent):
Copper	0.44	0.41	0.44	0.42
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	80.9	84.4	82.7	86.1
Production (millions of recoverable pounds):
Copper	263	239	742	736
Molybdenum	8	5	21	14

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	130,500	135,600	91,200	117,200
Deep Ore Zone underground mine	34,500	35,100	29,400	38,700
Deep Mill Level Zone (DMLZ) underground mine[b]	2,400	6,000	3,100	5,000
Grasberg Block Cave underground mine[b]	4,200	2,800	3,600	2,600
Big Gossan underground mine[b]	—	1,000	500	700
Total	171,600	180,500	127,800	164,200
Average ore grades:
Copper (percent)	0.91	1.02	1.00	0.86
Gold (grams per metric ton)	0.98	0.69	1.08	0.58
Recovery rates (percent):
Copper	91.1	91.4	91.6	90.5
Gold	84.7	82.7	84.9	81.4
Production (recoverable):
Copper (millions of pounds)	277	327	670	736
Gold (thousands of ounces)	405	300	993	664

100% Molybdenum Mines
Ore milled (metric tons per day)	24,200	16,100	22,600	17,700
Average molybdenum ore grade (percent)	0.18	0.19	0.20	0.21
Molybdenum production (millions of recoverable pounds)	8	5	24	19

a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's (PT-FI) mill facilities from each producing mine and from development activities that result in metal production.

b. Targeted production rates once the DMLZ underground mine reaches full capacity are expected to approximate 80,000 metric tons of ore per day in 2021; production from the Grasberg Block Cave underground mine is expected to commence in early 2019, and production from the Big Gossan underground mine is on care-and-maintenance.

III

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
	(In Millions, Except Per Share Amounts)
Revenues[a]	$4,310		$3,877		$11,362		$10,453
Cost of sales:
Production and delivery	2,802	[b,c]	2,529	[c]	7,497	[b,c]	7,984	[c]
Depreciation, depletion and amortization	418		643		1,257		1,937
Impairment of oil and gas properties	—		239		—		4,317
Total cost of sales	3,220		3,411		8,754		14,238
Selling, general and administrative expenses	106		110		366	[c]	408	[c]
Mining exploration and research expenses	27		13		61		46
Environmental obligations and shutdown costs (credits)	73	[d]	(3)		81	[d]	18
Net gain on sales of assets	(33)		(13)		(66)		(762)
Total costs and expenses	3,393		3,518		9,196		13,948
Operating income (loss)	917		359		2,166		(3,495)
Interest expense, net[e]	(304)	[b]	(187)		(633)	[b]	(574)
Net gain on exchanges and early extinguishment of debt	11		15		8		51
Other income (expense), net	2		(10)		36		54
Income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings	626		177		1,577		(3,964)
(Provision for) benefit from income taxes[f]	(387)	[b]	114		(747)	[b]	(79)
Equity in affiliated companies' net earnings	3		1		6		9
Net income (loss) from continuing operations	242		292		836		(4,034)
Net income (loss) from discontinued operations[g]	3		(6)		50		(191)
Net income (loss)	245		286		886		(4,225)
Net loss (income) attributable to noncontrolling interests:
Continuing operations	35	[b]	(37)		(106)	[b]	(146)
Discontinued operations	—		(22)		(4)		(44)
Preferred dividends attributable to redeemable noncontrolling interest	—		(10)		—		(31)
Net income (loss) attributable to FCX common stock[h]	$280		$217		$776		$(4,446)

Basic and diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.19		$0.18		$0.50		$(3.27)
Discontinued operations	—		(0.02)		0.03		(0.18)
	$0.19		$0.16		$0.53		$(3.45)

Weighted-average common shares outstanding:
Basic	1,448		1,346		1,447		1,289
Diluted	1,454		1,351		1,453		1,289

a.	Includes adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods, which are summarized in the supplemental schedule, "Derivative Instruments," on page IX.

b.
Includes net charges of $188 million associated with disputed Cerro Verde royalties for prior years, consisting of $216 million to production and delivery costs, $141 million to interest expense and $2 million to provision for income taxes, net of $171 million to noncontrolling interests.

c.	Includes other net charges at mining and oil and gas operations, which are summarized in the supplemental schedule, “Adjusted Net Income (Loss),” on page VII.

d.	Includes a charge of $59 million associated with revised cost estimates for the Borough of Carteret environmental project.

e.
Consolidated interest costs (before capitalization and excluding interest expense associated with disputed Cerro Verde royalties) totaled $196 million in third-quarter 2017, $211 million in third-quarter 2016, $583 million for the first nine months of 2017 and $647 million for the first nine months of 2016.

f.	Refer to the supplemental schedule, "Income Taxes," on page VIII for a summary of FCX's provision for income taxes.

g.	Refer to the supplemental schedule, “Adjusted Net Income (Loss),” on page VII for a summary of gains (losses) from discontinued operations.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page IX for a summary of net impacts from changes in these deferrals.

IV

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2017	2016
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,957	$4,245
Trade accounts receivable	1,024	1,126
Income and other tax receivables	522	879
Inventories:
Mill and leach stockpiles	1,393	1,338
Materials and supplies, net	1,276	1,306
Product	1,188	998
Other current assets	241	199
Held for sale	549	344
Total current assets	11,150	10,435
Property, plant, equipment and mine development costs, net	22,914	23,219
Oil and gas properties, subject to amortization, less accumulated amortization and impairments	20	74
Long-term mill and leach stockpiles	1,453	1,633
Other assets	1,790	1,956
Total assets	$37,327	$37,317

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,098	$2,393
Current portion of debt	2,215	1,232
Accrued income taxes	464	66
Current portion of environmental and asset retirement obligations	419	369
Held for sale	321	205
Total current liabilities	5,517	4,265
Long-term debt, less current portion	12,567	14,795
Deferred income taxes	3,771	3,768
Environmental and asset retirement obligations, less current portion	3,498	3,487
Other liabilities	1,744	1,745
Total liabilities	27,097	28,060

Equity:
Stockholders' equity:
Common stock	158	157
Capital in excess of par value	26,743	26,690
Accumulated deficit	(15,763)	(16,540)
Accumulated other comprehensive loss	(443)	(548)
Common stock held in treasury	(3,722)	(3,708)
Total stockholders' equity	6,973	6,051
Noncontrolling interests	3,257	3,206
Total equity	10,230	9,257
Total liabilities and equity	$37,327	$37,317

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(In Millions)
Cash flow from operating activities:
Net income (loss)	$886	$(4,225)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,257	2,017
Net charges for Cerro Verde royalty dispute	359	—
Payments for Cerro Verde royalty dispute	(32)	(20)
Impairment of oil and gas properties	—	4,317
Oil and gas non-cash drillship settlements/idle rig costs and other adjustments	(33)	705
Net gain on sales of assets	(66)	(762)
Net charges for environmental and asset retirement obligations, including accretion	196	149
Payments for environmental and asset retirement obligations	(85)	(190)
Net charges for defined pension and postretirement plans	95	78
Pension plan contributions	(152)	(44)
Net gain on exchanges and early extinguishment of debt	(8)	(51)
Deferred income taxes	77	(22)
(Gain) loss on disposal of discontinued operations	(41)	182
Decrease (increase) in long-term mill and leach stockpiles	181	(84)
Oil and gas contract settlement payments	(70)	—
Other, net	60	61
Changes in working capital and tax payments, excluding amounts from dispositions:
Accounts receivable	420	257
Inventories	(314)	251
Other current assets	(17)	(120)
Accounts payable and accrued liabilities	(100)	(80)
Accrued income taxes and changes in other tax payments	399	175
Net cash provided by operating activities	3,012	2,594

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(106)	(87)
South America	(65)	(332)
Indonesia	(663)	(706)
Molybdenum mines	(4)	(2)
Other, including oil and gas operations	(176)	(1,182)
Net proceeds from the sale of additional interest in Morenci	—	996
Net proceeds from sales of other assets	68	410
Other, net	(22)	9
Net cash used in investing activities	(968)	(894)

Cash flow from financing activities:
Proceeds from debt	795	3,463
Repayments of debt	(1,991)	(4,539)
Net proceeds from sale of common stock	—	442
Cash dividends paid:
Common stock	(2)	(5)
Noncontrolling interests	(67)	(87)
Stock-based awards net payments	(10)	(5)
Debt financing costs and other, net	(12)	(17)
Net cash used in financing activities	(1,287)	(748)

Net increase in cash and cash equivalents	757	952
Increase in cash and cash equivalents in assets held for sale	(45)	(43)
Cash and cash equivalents at beginning of year	4,245	177
Cash and cash equivalents at end of period	$4,957	$1,086

VI

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME (LOSS)

Adjusted net income (loss) is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income (loss) attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income (loss) follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended September 30,
	2017				2016
	Pre-tax		After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A		$280	$0.19	N/A	$217	$0.16

Cerro Verde royalty dispute[b]	$(357)		$(188)	$(0.13)	$—	$—	$—
PT-FI net charges for workforce reductions	(9)		(5)	—	—	—	—
Other net mining credits (charges)	4		4	—	(40)	(40)	(0.02)
Oil and gas idle rig costs/drillship settlements and other net credits (charges)	4		4	—	(49)	(49)	(0.03)
Impairment of oil and gas properties	—		—	—	(239)	(239)	(0.18)
Net adjustments to environmental obligations and related litigation reserves	(64)		(64)	(0.04)	12	12	0.01
Net gain on sales of assets	33		33	0.02	13	13	0.01
Net gain on exchanges and early extinguishment of debt	11		11	0.01	15	15	0.01
Net tax (charges) credits[c]	N/A		(10)	(0.01)	N/A	332	0.24
Gain (loss) on discontinued operations	3	[d]	3	—	(5)	(5)	—
	$(375)		$(212)	$(0.15)	$(293)	$39	$0.03	[g]

Adjusted net income attributable to common stock	N/A		$492	$0.34	N/A	$178	$0.13

	Nine Months Ended September 30,
	2017				2016
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income (loss) attributable to common stock	N/A		$776	$0.53	N/A		$(4,446)	$(3.45)

Cerro Verde royalty dispute[b]	$(357)		$(188)	$(0.13)	$—		$—	$—
PT-FI net charges for workforce reductions	(117)	[e]	(62)	(0.04)	—		—	—
Other net mining charges	(24)		(24)	(0.02)	(44)		(44)	(0.03)
Oil and gas drillship settlements/idle rig credits (costs)	24		24	0.02	(823)		(823)	(0.64)
Oil and gas inventory adjustments, asset impairment and other net charges	(16)	[f]	(16)	(0.01)	(157)	[f]	(157)	(0.12)
Impairment of oil and gas properties	—		—	—	(4,317)		(4,317)	(3.35)
Net adjustments to environmental obligations and related litigation reserves	(53)		(53)	(0.04)	11		11	0.01
Net gain on sales of assets	66		66	0.05	762		757	0.59
Net gain on exchanges and early extinguishment of debt	8		8	0.01	51		51	0.04
Net tax credits[c]	N/A		21	0.01	N/A		290	0.22
Gain (loss) on discontinued operations	54	[d]	46	0.03	(182)		(182)	(0.14)
	$(415)		$(178)	$(0.12)	$(4,699)		$(4,414)	$(3.43)	[g]

Adjusted net income (loss) attributable to common stock	N/A		$954	$0.65	N/A		$(32)	$(0.02)

a.	Reflects impact to FCX net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).

b.	Refer to “Consolidated Statements of Operations,” on page IV for a summary of these amounts.

c.	Refer to “Income Taxes,” on page VIII, for further discussion of net tax credits.

d.
Primarily reflects adjustments to the estimated fair value of the potential $120 million in contingent consideration related to the 2016 sale of FCX’s interest in TFHL, which totaled $58 million at September 30, 2017, and will continue to be adjusted through December 31, 2019.

e.	Includes net charges in selling, general and administrative expenses totaling $5 million.

f.
Includes net charges in selling, general and administrative expenses totaling $17 million for the first nine months of 2017 for contract termination costs and $38 million for the first nine months of 2016 for restructuring.

g.	Per share amount does not foot down because of rounding.

VII

FREEPORT-McMoRan INC.
INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision for the third quarters and first nine months of 2017 and 2016 (in millions, except percentages):

	Three Months Ended September 30,
	2017				2016
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$5	(60)%	$3	[b]	$(81)	409%	$331	[c]
South America	323	42%	(137)		71	45%	(32)
Indonesia	548	43%	(233)		380	42%	(158)
Cerro Verde royalty dispute	(357)	N/A	(2)	[d]	—	N/A	—
Impairment of oil and gas properties	—	N/A	—		(239)	37%	89
Valuation allowance, net	—	N/A	—		—	N/A	(89)	[e]
Eliminations and other	107	N/A	(14)		46	N/A	(21)
Rate adjustment[f]	—	N/A	(4)		—	N/A	(6)
Continuing operations	$626	62%	$(387)		$177	(64)%	$114

	Nine Months Ended September 30,
	2017					2016
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$66	(40)%		$27	[b]	$(616)	47%	$292	[c]
South America	709	42%		(296)		290	39%	(114)
Indonesia	1,035	42%		(435)		544	39%	(212)
Cerro Verde royalty dispute	(357)	N/A		(2)	[d]	—	N/A	—
Impairment of oil and gas properties	—	N/A		—		(4,317)	38%	1,632
Valuation allowance, net	—	N/A		—		—	N/A	(1,632)	[e]
Eliminations and other	124	N/A		(38)		135	N/A	(46)
Rate adjustment[f]	—	N/A		(3)		—	N/A	1
Continuing operations	$1,577	47%	[g]	$(747)		$(3,964)	(2)%	$(79)

a.	Represents income (loss) from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings.

b.	Includes net tax (charges) credits of $(10) million in third-quarter 2017 and $21 million for the first nine months of 2017 associated with alternative minimum tax credit carryforwards.

c.
Includes tax credits of $332 million in third-quarter 2016 and $290 million for the first nine months of 2016 associated with alternative minimum tax credits, changes to valuation allowances and net operating loss carryback claims.

d.
Includes tax charges of $127 million for disputed royalties and other related mining taxes for the period October 2011 through the year 2013, mostly offset by a tax benefit of $125 million associated with disputed royalties and other related mining taxes for the period December 2006 through the year 2013.

e.
As a result of the impairment to U.S. oil and gas properties, FCX recorded tax charges to establish valuation allowances against U.S. federal and state deferred tax assets that will not generate a future benefit.

f.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

g.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $3.00 per pound for copper, $1,300 per ounce for gold and $8.00 per pound for molybdenum for fourth-quarter 2017, FCX estimates its consolidated effective tax rate for the year 2017 will approximate 45 percent and would decrease with higher prices.

VIII

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
During the first nine months of 2017, FCX's mined copper was sold 57 percent in concentrate, 19 percent as cathode and 24 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $2.88 per pound during third-quarter 2017, compared to FCX's average realized price of $2.94 per pound. Following is a summary of the favorable (unfavorable) adjustments to prior periods' provisionally priced copper sales for the third quarters and first nine months of 2017 and 2016 (in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$95	$(15)	$81	$5
Net income attributable to common stock	$39	$(7)	$35	$2
Net income per share of common stock	$0.03	$(0.01)	$0.02	$—
At September 30, 2017, FCX had provisionally priced copper sales at its copper mining operations totaling 338 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.93 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2017, provisional price recorded would have an approximate $11 million effect on 2017 net income attributable to common stock. The LME spot copper price closed at $3.18 per pound on October 24, 2017.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions to net income attributable to common stock totaling $24 million in third-quarter 2017, $17 million in third-quarter 2016, less than $1 million for the first nine months of 2017 and $6 million for the first nine months of 2016. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $62 million at September 30, 2017. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
FCX’s reportable segments previously included U.S. Oil & Gas operations. During 2016, FCX completed the sales of its Deepwater Gulf of Mexico, onshore California and Haynesville oil and gas properties, and the U.S. oil and gas operations no longer qualify as a reportable segment. The results of FCX's U.S. oil and gas operations have been included in Corporate, Other & Eliminations in the following tables.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

IX

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate,
	North America Copper Mines			South America Mining								Copper	Other
		Other		Cerro		Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Mining		Mines	Refining	& Refining	nations[a]		Total
Three Months Ended September 30, 2017
Revenues:
Unaffiliated customers	$57	$40	$97	$850		$109	$959	$1,121	[b]	$—	$1,137	$554	$442	[c]	$4,310
Intersegment	460	548	1,008	64		—	64	—		65	8	1	(1,146)		—
Production and delivery	244	414	658	683	[d]	76	759	406		58	1,141	533	(753)		2,802
Depreciation, depletion and amortization	42	54	96	116		18	134	136		20	2	7	23		418
Selling, general and administrative expenses	1	1	2	2		—	2	32		—	—	4	66		106
Mining exploration and research expenses	—	—	—	—		—	—	—		—	—	—	27		27
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	73		73
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(33)		(33)
Operating income (loss)	230	119	349	113		15	128	547		(13)	2	11	(107)		917

Interest expense, net	1	—	1	156	[d]	—	156	1		—	—	5	141		304
Provision for income taxes	—	—	—	134	[d]	5	139	233		—	—	1	14		387
Total assets at September 30, 2017	2,844	4,223	7,067	8,851		1,595	10,446	11,100		1,885	264	751	5,814	[e]	37,327
Capital expenditures	26	13	39	17		3	20	206		2	1	5	35		308

Three Months Ended September 30, 2016
Revenues:
Unaffiliated customers	$115	$112	$227	$505		$112	$617	$984	[b]	$—	$930	$445	$674	[c]	$3,877
Intersegment	358	499	857	54		—	54	2		46	7	—	(966)		—
Production and delivery	275	464	739	333		91	424	478		57	931	416	(516)	[f]	2,529
Depreciation, depletion and amortization	51	78	129	109		25	134	110		15	2	7	246		643
Impairment of oil and gas properties	—	—	—	—		—	—	—		—	—	—	239		239
Selling, general and administrative expenses	1	—	1	1		1	2	24		—	—	5	78		110
Mining exploration and research expenses	—	1	1	—		—	—	—		—	—	—	12		13
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	(3)		(3)
Net gain on sale of assets	1	—	1	—		—	—	—		—	—	—	(14)		(13)
Operating income (loss)	145	68	213	116		(5)	111	374		(26)	4	17	(334)		359

Interest expense, net	1	—	1	21		—	21	—		—	—	3	162		187
Provision for (benefit from) income taxes	—	—	—	36		(4)	32	158		—	—	4	(308)		(114)
Total assets at September 30, 2016	2,881	4,540	7,421	9,139		1,551	10,690	9,718		1,953	238	565	10,815	[e]	41,400
Capital expenditures	6	5	11	38		1	39	253		1	—	5	185	[g]	494

a.	Includes U.S. oil and gas operations, which were previously a reportable segment.

b.	Includes PT-FI's sales to PT Smelting totaling $652 million in third-quarter 2017 and $348 million in third-quarter 2016.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and certain of the North America and South America copper mines.

d.	Includes net charges of $216 million in production and delivery costs, $141 million in interest expense and $2 million in provision for income taxes associated with disputed royalties for prior years.

e.
Includes assets held for sale totaling $549 million at September 30, 2017, primarily associated with Freeport Cobalt and the Kisanfu exploration project and $5.1 billion at September 30, 2016, which also included the Tenke disposal group. Also includes assets associated with oil and gas operations totaling $272 million at September 30, 2017, and $3.5 billion at September 30, 2016.

f.	Includes net charges for oil and gas operations totaling $49 million in third-quarter 2016, primarily for idle rig costs, inventory adjustments and the termination of the Morocco well commitment.

g.	Includes $160 million associated with oil and gas operations and $15 million associated with discontinued operations.

X

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate
	North America Copper Mines			South America Mining								Copper	Other
		Other		Cerro		Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Mining		Mines	Refining	& Refining	nations[a]		Total
Nine Months Ended September 30, 2017
Revenues:
Unaffiliated customers	$168	$122	$290	$2,057		$332	$2,389	$2,720	[b]	$—	$3,290	$1,412	$1,261	[c]	$11,362
Intersegment	1,354	1,704	3,058	237		—	237	—		199	22	1	(3,517)		—
Production and delivery	772	1,284	2,056	1,450	[d]	245	1,695	1,233	[e]	169	3,299	1,369	(2,324)		7,497
Depreciation, depletion and amortization	138	192	330	332		60	392	372		58	7	21	77		1,257
Selling, general and administrative expenses	2	2	4	7		—	7	92	[e]	—	—	13	250		366
Mining exploration and research expenses	—	2	2	—		—	—	—		—	—	—	59		61
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	81		81
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(66)		(66)
Operating income (loss)	610	346	956	505		27	532	1,023		(28)	6	10	(333)		2,166

Interest expense, net	2	1	3	187	[d]	—	187	1		—	—	13	429		633
Provision for income taxes	—	—	—	288	[d]	10	298	435		—	—	4	10		747
Capital expenditures	78	28	106	60		5	65	663		4	3	30	143		1,014

Nine Months Ended September 30, 2016
Revenues:
Unaffiliated customers	$356	$211	$567	$1,485		$379	$1,864	$2,014	[b]	$—	$2,820	$1,360	$1,828	[c]	$10,453
Intersegment	1,119	1,594	2,713	155		—	155	59		136	22	3	(3,088)		—
Production and delivery	913	1,340	2,253	927		313	1,240	1,228		159	2,820	1,275	(991)	[f]	7,984
Depreciation, depletion and amortization	170	237	407	319		83	402	284		51	7	22	764		1,937
Impairment of oil and gas properties	—	—	—	—		—	—	—		—	—	—	4,317		4,317
Selling, general and administrative expenses	2	2	4	5		1	6	60		—	—	13	325	[f]	408
Mining exploration and research expenses	—	2	2	—		—	—	—		—	—	—	44		46
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	18		18
Net gain on sales of assets	(576)	—	(576)	—		—	—	—		—	—	—	(186)		(762)
Operating income (loss)	966	224	1,190	389		(18)	371	501		(74)	15	53	(5,551)		(3,495)

Interest expense, net	2	1	3	63		—	63	—		—	—	11	497		574
Provision for (benefit from) income taxes	—	—	—	126		(12)	114	212		—	—	5	(252)		79
Capital expenditures	71	16	87	329		3	332	706		2	1	12	1,169	[g]	2,309

a.	Includes U.S. oil and gas operations, which were previously a reportable segment.

b.	Includes PT-FI's sales to PT Smelting totaling $1.4 billion for the first nine months of 2017 and $912 million for the first nine months of 2016.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and certain of the North America and South America copper mines.

d.	Includes net charges of $216 million in production and delivery costs, $141 million in interest expense and $2 million in provision for income taxes associated with disputed royalties for prior years.

e.	Includes net charges of $112 million in production and delivery costs and $5 million in selling, general and administrative expenses for PT-FI workforce reductions.

f.
Includes net charges for oil and gas operations of $942 million in production and delivery costs, primarily for drillship settlements/idle rig costs and inventory adjustments and $38 million in selling, general and administrative expenses for net restructuring charges.

g.	Includes $1.1 billion associated with oil and gas operations and $70 million associated with discontinued operations.
FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

XI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,011	$1,011	$62	$19	$1,092
Site production and delivery, before net noncash
and other costs shown below	576	541	45	11	597
By-product credits	(60)	—	—	—	—
Treatment charges	39	38	—	1	39
Net cash costs	555	579	45	12	636
Depreciation, depletion and amortization (DD&A)	96	90	4	2	96
Noncash and other costs, net	15	14	1	—	15
Total costs	666	683	50	14	747
Revenue adjustments, primarily for pricing
on prior period open sales	7	7	—	—	7
Gross profit	$352	$335	$12	$5	$352

Copper sales (millions of recoverable pounds)	345	345
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.92	$2.92	$7.59
Site production and delivery, before net noncash
and other costs shown below	1.67	1.56	5.58
By-product credits	(0.17)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.61	1.67	5.58
DD&A	0.28	0.27	0.49
Noncash and other costs, net	0.04	0.04	0.05
Total unit costs	1.93	1.98	6.12
Revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	—
Gross profit per pound	$1.02	$0.97	$1.47

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,092	$597	$96
Treatment charges	(8)	31	—
Noncash and other costs, net	—	15	—
Revenue adjustments, primarily for pricing
on prior period open sales	7	—	—
Eliminations and other	14	15	—
North America copper mines	1,105	658	96
Other mining[c]	3,909	2,897	299
Corporate, other & eliminations	(704)	(753)	23
As reported in FCX's consolidated financial statements	$4,310	$2,802	$418

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,002	$1,002	$65	$35	$1,102
Site production and delivery, before net noncash
and other costs shown below	659	610	48	25	683
By-product credits	(76)	—	—	—	—
Treatment charges	45	42	—	3	45
Net cash costs	628	652	48	28	728
DD&A	127	117	6	4	127
Noncash and other costs, net	26	25	1	—	26
Total costs	781	794	55	32	881
Revenue adjustments, primarily for pricing
on prior period open sales	(3)	(3)	—	—	(3)
Gross profit	$218	$205	$10	$3	$218

Copper sales (millions of recoverable pounds)	457	457
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.19	$2.19	$7.39
Site production and delivery, before net noncash
and other costs shown below	1.44	1.34	5.51
By-product credits	(0.17)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.37	1.43	5.51
DD&A	0.28	0.26	0.70
Noncash and other costs, net	0.06	0.05	0.13
Total unit costs	1.71	1.74	6.34
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.48	$0.45	$1.05

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,102	$683	$127
Treatment charges	(26)	19	—
Noncash and other costs, net	—	26	—
Revenue adjustments, primarily for pricing
on prior period open sales	(3)	—	—
Eliminations and other	11	11	2
North America copper mines	1,084	739	129
Other mining[c]	3,085	2,306	268
Corporate, other & eliminations	(292)	(516)	246
As reported in FCX's consolidated financial statements	$3,877	$2,529	$643

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,091		$3,091	$184	$62	$3,337
Site production and delivery, before net noncash
and other costs shown below	1,794		1,688	137	34	1,859
By-product credits	(181)		—	—	—	—
Treatment charges	121		116	—	5	121
Net cash costs	1,734		1,804	137	39	1,980
DD&A	329		309	14	6	329
Noncash and other costs, net	68	[c]	66	1	1	68
Total costs	2,131		2,179	152	46	2,377
Revenue adjustments, primarily for pricing
on prior period open sales	4		4	—	—	4
Gross profit	$964		$916	$32	$16	$964

Copper sales (millions of recoverable pounds)	1,127		1,127
Molybdenum sales (millions of recoverable pounds)[a]				25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.74		$2.74	$7.57
Site production and delivery, before net noncash
and other costs shown below	1.59		1.50	5.62
By-product credits	(0.16)		—	—
Treatment charges	0.11		0.10	—
Unit net cash costs	1.54		1.60	5.62
DD&A	0.29		0.27	0.56
Noncash and other costs, net	0.06	[c]	0.06	0.06
Total unit costs	1.89		1.93	6.24
Revenue adjustments, primarily for pricing
on prior period open sales	—		—	—
Gross profit per pound	$0.85		$0.81	$1.33

Reconciliation to Amounts Reported
(In millions)
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,337		$1,859	$329
Treatment charges	(36)		85	—
Noncash and other costs, net	—		68	—
Revenue adjustments, primarily for pricing
on prior period open sales	4		—	—
Eliminations and other	43		44	1
North America copper mines	3,348		2,056	330
Other mining[d]	10,270		7,765	850
Corporate, other & eliminations	(2,256)		(2,324)	77
As reported in FCX's consolidated financial statements	$11,362		$7,497	$1,257

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Includes $21 million ($0.02 per pound of copper) for asset impairment charges at Morenci.

d.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,092	$3,092	$155	$76	$3,323
Site production and delivery, before net noncash
and other costs shown below	2,008	1,904	121	46	2,071
By-product credits	(168)	—	—	—	—
Treatment charges	148	142	—	6	148
Net cash costs	1,988	2,046	121	52	2,219
DD&A	405	381	15	9	405
Noncash and other costs, net	74	72	1	1	74
Total costs	2,467	2,499	137	62	2,698
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$624	$592	$18	$14	$624

Copper sales (millions of recoverable pounds)	1,421	1,421
Molybdenum sales (millions of recoverable pounds)[a]			25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.18	$2.18	$6.24
Site production and delivery, before net noncash
and other costs shown below	1.41	1.34	4.86
By-product credits	(0.12)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.40	1.44	4.86
DD&A	0.29	0.27	0.61
Noncash and other costs, net	0.05	0.05	0.06
Total unit costs	1.74	1.76	5.53
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.44	$0.42	$0.71

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$3,323	$2,071	$405
Treatment charges	(74)	74	—
Noncash and other costs, net	—	74	—
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	—	—
Eliminations and other	32	34	2
North America copper mines	3,280	2,253	407
Other mining[c]	8,433	6,722	766
Corporate, other & eliminations	(1,260)	(991)	764
As reported in FCX's consolidated financial statements	$10,453	$7,984	$1,937

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$965		$965	$75	$1,040
Site production and delivery, before net noncash
and other costs shown below	524		490	46	536
By-product credits	(63)		—	—	—
Treatment charges	73		73	—	73
Royalty on metals	2		2	—	2
Net cash costs	536		565	46	611
DD&A	134		125	9	134
Noncash and other costs, net	225	[b]	207	18	225
Total costs	895		897	73	970
Revenue adjustments, primarily for pricing
on prior period open sales	59		59	—	59
Gross profit	$129		$127	$2	$129

Copper sales (millions of recoverable pounds)	327		327

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.95		$2.95
Site production and delivery, before net noncash
and other costs shown below	1.60		1.50
By-product credits	(0.19)		—
Treatment charges	0.22		0.22
Royalty on metals	0.01		0.01
Unit net cash costs	1.64		1.73
DD&A	0.41		0.38
Noncash and other costs, net	0.69	[b]	0.63
Total unit costs	2.74		2.74
Revenue adjustments, primarily for pricing
on prior period open sales	0.18		0.18
Gross profit per pound	$0.39		$0.39

Reconciliation to Amounts Reported
(In millions)
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,040		$536	$134
Treatment charges	(73)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		225	—
Revenue adjustments, primarily for pricing
on prior period open sales	59		—	—
Eliminations and other	(1)		(2)	—
South America mining	1,023		759	134
Other mining[c]	3,991		2,796	261
Corporate, other & eliminations	(704)		(753)	23
As reported in FCX's consolidated financial statements	$4,310		$2,802	$418

a. Includes silver sales of 1.0 million ounces ($16.15 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Includes charges totaling $216 million ($0.66 per pound of copper) associated with disputed Cerro Verde royalties for prior years.
c. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$709	$709	$50	$759
Site production and delivery, before net noncash
and other costs shown below	409	386	35	421
By-product credits	(38)	—	—	—
Treatment charges	79	79	—	79
Royalty on metals	2	2	—	2
Net cash costs	452	467	35	502
DD&A	134	126	8	134
Noncash and other costs, net	4	3	1	4
Total costs	590	596	44	640
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	(7)
Gross profit	$112	$106	$6	$112

Copper sales (millions of recoverable pounds)	323	323

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.19	$2.19
Site production and delivery, before net noncash
and other costs shown below	1.27	1.20
By-product credits	(0.12)	—
Treatment charges	0.24	0.24
Royalty on metals	0.01	—
Unit net cash costs	1.40	1.44
DD&A	0.41	0.39
Noncash and other costs, net	0.01	0.01
Total unit costs	1.82	1.84
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)
Gross profit per pound	$0.35	$0.33

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$759	$421	$134
Treatment charges	(79)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	4	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	—	(1)	—
South America mining	671	424	134
Other mining[b]	3,498	2,621	263
Corporate, other & eliminations	(292)	(516)	246
As reported in FCX's consolidated financial statements	$3,877	$2,529	$643

a. Includes silver sales of 952 thousand ounces ($21.72 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2017
(In millions)		By-Product		Co-Product Method
		Method		Copper	Other[a]	Total
Revenues, excluding adjustments		$2,605		$2,605	$190	$2,795
Site production and delivery, before net noncash
and other costs shown below		1,429		1,340	123	1,463
By-product credits		(156)		—	—	—
Treatment charges		204		204	—	204
Royalty on metals		6		5	1	6
Net cash costs		1,483		1,549	124	1,673
DD&A		392		365	27	392
Noncash and other costs, net		234	[b]	217	17	234
Total costs		2,109		2,131	168	2,299
Revenue adjustments, primarily for pricing
on prior period open sales		40		40	—	40
Gross profit		$536		$514	$22	$536

Copper sales (millions of recoverable pounds)		923		923

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.82		$2.82
Site production and delivery, before net noncash
and other costs shown below		1.55		1.45
By-product credits		(0.17)		—
Treatment charges		0.22		0.22
Royalty on metals		0.01		0.01
Unit net cash costs		1.61		1.68
DD&A		0.42		0.40
Noncash and other costs, net		0.25	[b]	0.23
Total unit costs		2.28		2.31
Revenue adjustments, primarily for pricing
on prior period open sales		0.04		0.04
Gross profit per pound		$0.58		$0.55

Reconciliation to Amounts Reported
(In millions)				Production
		Revenues		and Delivery	DD&A
Totals presented above		$2,795		$1,463	$392
Treatment charges		(204)		—	—
Royalty on metals		(6)		—	—
Noncash and other costs, net		—		234	—
Revenue adjustments, primarily for pricing
on prior period open sales		40		—	—
Eliminations and other		1		(2)	—
South America mining		2,626		1,695	392
Other mining[c]	—	10,992		8,126	788
Corporate, other & eliminations	—	(2,256)		(2,324)	77
As reported in FCX's consolidated financial statements		$11,362		$7,497	$1,257

a. Includes silver sales of 2.8 million ounces ($16.66 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Includes charges totaling $216 million ($0.23 per pound of copper) associated with disputed Cerro Verde royalties for prior years.
c. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$2,115	$2,115	$129	$2,244
Site production and delivery, before net noncash
and other costs shown below	1,199	1,140	88	1,228
By-product credits	(100)	—	—	—
Treatment charges	230	230	—	230
Royalty on metals	5	5	—	5
Net cash costs	1,334	1,375	88	1,463
DD&A	401	379	22	401
Noncash and other costs, net	15	14	1	15
Total costs	1,750	1,768	111	1,879
Revenue adjustments, primarily for pricing
on prior period open sales	9	9	—	9
Gross profit	$374	$356	$18	$374

Copper sales (millions of recoverable pounds)	973	973

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.17	$2.17
Site production and delivery, before net noncash
and other costs shown below	1.23	1.17
By-product credits	(0.10)	—
Treatment charges	0.24	0.24
Royalty on metals	—	—
Unit net cash costs	1.37	1.41
DD&A	0.41	0.39
Noncash and other costs, net	0.02	0.02
Total unit costs	1.80	1.82
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01
Gross profit per pound	$0.38	$0.36

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,244	$1,228	$401
Treatment charges	(230)	—	—
Royalty on metals	(5)	—	—
Noncash and other costs, net	—	15	—
Revenue adjustments, primarily for pricing
on prior period open sales	9	—	—
Eliminations and other	1	(3)	1
South America mining	2,019	1,240	402
Other mining[b]	9,694	7,735	771
Corporate, other & eliminations	(1,260)	(991)	764
As reported in FCX's consolidated financial statements	$10,453	$7,984	$1,937

a. Includes silver sales of 2.8 million ounces ($17.99 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$762		$762	$453	$11	$1,226
Site production and delivery, before net noncash
and other costs shown below	364		226	134	4	364
Gold and silver credits	(466)		—	—	—	—
Treatment charges	71		44	26	1	71
Export duties	21		13	8	—	21
Royalty on metals	43		26	17	—	43
Net cash costs	33		309	185	5	499
DD&A	136		85	50	1	136
Noncash and other costs, net	24	[b]	15	9	—	24
Total costs	193		409	244	6	659
Revenue adjustments, primarily for pricing on
prior period open sales	28		28	2	—	30
PT Smelting intercompany loss	(18)		(11)	(7)	—	(18)
Gross profit	$579		$370	$204	$5	$579

Copper sales (millions of recoverable pounds)	258		258
Gold sales (thousands of recoverable ounces)				352

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.95		$2.95	$1,290
Site production and delivery, before net noncash
and other costs shown below	1.41		0.87	383
Gold and silver credits	(1.80)		—	—
Treatment charges	0.27		0.17	74
Export duties	0.08		0.05	22
Royalty on metals	0.17		0.10	48
Unit net cash costs	0.13		1.19	527
DD&A	0.53		0.33	143
Noncash and other costs, net	0.09	[b]	0.06	25
Total unit costs	0.75		1.58	695
Revenue adjustments, primarily for pricing on
prior period open sales	0.11		0.11	4
PT Smelting intercompany loss	(0.07)		(0.04)	(19)
Gross profit per pound/ounce	$2.24		$1.44	$580

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,226		$364	$136
Treatment charges	(71)		—	—
Export duties	(21)		—	—
Royalty on metals	(43)		—	—
Noncash and other costs, net	—		24	—
Revenue adjustments, primarily for pricing on
prior period open sales	30		—	—
PT Smelting intercompany loss	—		18	—
Indonesia mining	1,121		406	136
Other mining[c]	3,893		3,149	259
Corporate, other & eliminations	(704)		(753)	23
As reported in FCX's consolidated financial statements	$4,310		$2,802	$418

a.Includes silver sales of 666 thousand ounces ($16.64 per ounce average realized price).

b.	Includes $9 million ($0.03 per pound of copper) of costs charged directly to production and delivery costs as a result of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$729		$729	$408	$18	$1,155
Site production and delivery, before net noncash
and other costs shown below	453		286	160	7	453
Gold and silver credits	(427)		—	—	—	—
Treatment charges	90		57	32	1	90
Export duties	34		21	12	1	34
Royalty on metals	40		24	15	1	40
Net cash costs	190		388	219	10	617
DD&A	110		69	39	2	110
Noncash and other costs, net	16	[b]	11	5	—	16
Total costs	316		468	263	12	743
Revenue adjustments, primarily for pricing on
prior period open sales	(6)		(6)	—	1	(5)
PT Smelting intercompany loss	(9)		(6)	(3)	—	(9)
Gross profit	$398		$249	$142	$7	$398

Copper sales (millions of recoverable pounds)	332		332
Gold sales (thousands of recoverable ounces)				307

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.20		$2.20	$1,327
Site production and delivery, before net noncash
and other costs shown below	1.37		0.86	520
Gold and silver credits	(1.29)		—	—
Treatment charges	0.27		0.17	104
Export duties	0.10		0.07	39
Royalty on metals	0.12		0.07	50
Unit net cash costs	0.57		1.17	713
DD&A	0.33		0.21	125
Noncash and other costs, net	0.05	[b]	0.03	19
Total unit costs	0.95		1.41	857
Revenue adjustments, primarily for pricing on
prior period open sales	(0.02)		(0.02)	1
PT Smelting intercompany loss	(0.03)		(0.02)	(10)
Gross profit per pound/ounce	$1.20		$0.75	$461

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,155		$453	$110
Treatment charges	(90)		—	—
Export duties	(34)		—	—
Royalty on metals	(40)		—	—
Noncash and other costs, net	—		16	—
Revenue adjustments, primarily for pricing on
prior period open sales	(5)		—	—
PT Smelting intercompany loss	—		9	—
Indonesia mining	986		478	110
Other mining[c]	3,183		2,567	287
Corporate, other & eliminations	(292)		(516)	246
As reported in FCX's consolidated financial statements	$3,877		$2,529	$643

a.Includes silver sales of 928 thousand ounces ($18.97 per ounce average realized price).
b.Includes asset retirement charges of $17 million ($0.05 per pound of copper).

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,772		$1,772	$1,206	$32	$3,010
Site production and delivery, before net noncash
and other costs shown below	1,076		634	431	11	1,076
Gold and silver credits	(1,247)		—	—	—	—
Treatment charges	170		100	68	2	170
Export duties	62		36	25	1	62
Royalty on metals	106		60	45	1	106
Net cash costs	167		830	569	15	1,414
DD&A	372		219	149	4	372
Noncash and other costs, net	140	[b]	82	56	2	140
Total costs	679		1,131	774	21	1,926
Revenue adjustments, primarily for pricing on
prior period open sales	39		39	9	—	48
PT Smelting intercompany loss	(17)		(10)	(7)	—	(17)
Gross profit	$1,115		$670	$434	$11	$1,115

Copper sales (millions of recoverable pounds)	630		630
Gold sales (thousands of recoverable ounces)				956

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.81		$2.81	$1,261
Site production and delivery, before net noncash
and other costs shown below	1.71		1.01	451
Gold and silver credits	(1.98)		—	—
Treatment charges	0.27		0.16	71
Export duties	0.10		0.06	26
Royalty on metals	0.16		0.09	47
Unit net cash costs	0.26		1.32	595
DD&A	0.59		0.35	156
Noncash and other costs, net	0.22	[b]	0.13	58
Total unit costs	1.07		1.80	809
Revenue adjustments, primarily for pricing on
prior period open sales	0.06		0.06	9
PT Smelting intercompany loss	(0.03)		(0.01)	(7)
Gross profit per pound/ounce	$1.77		$1.06	$454

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,010		$1,076	$372
Treatment charges	(170)		—	—
Export duties	(62)		—	—
Royalty on metals	(106)		—	—
Noncash and other costs, net	—		140	—
Revenue adjustments, primarily for pricing on
prior period open sales	48		—	—
PT Smelting intercompany loss	—		17	—
Indonesia mining	2,720		1,233	372
Other mining[c]	10,898		8,588	808
Corporate, other & eliminations	(2,256)		(2,324)	77
As reported in FCX's consolidated financial statements	$11,362		$7,497	$1,257

a.Includes silver sales of 1.9 million ounces ($16.70 per ounce average realized price).

b.	Includes $112 million ($0.18 per pound of copper) of costs charged directly to production and delivery costs as a result of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2016
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,525		$1,525	$844	$36	$2,405
Site production and delivery, before net noncash
and other costs shown below	1,190		754	418	18	1,190
Gold and silver credits	(897)		—	—	—	—
Treatment charges	202		128	71	3	202
Export duties	63		40	22	1	63
Royalty on metals	84		51	32	1	84
Net cash costs	642		973	543	23	1,539
DD&A	284		180	100	4	284
Noncash and other costs, net	31	[b]	20	10	1	31
Total costs	957		1,173	653	28	1,854
Revenue adjustments, primarily for pricing on
prior period open sales	—		—	17	—	17
PT Smelting intercompany loss	(7)		(5)	(2)	—	(7)
Gross profit	$561		$347	$206	$8	$561

Copper sales (millions of recoverable pounds)	702		702
Gold sales (thousands of recoverable ounces)				653

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.17		$2.17	$1,292
Site production and delivery, before net noncash
and other costs shown below	1.70		1.08	639
Gold and silver credits	(1.28)		—	—
Treatment charges	0.29		0.18	109
Export duties	0.09		0.06	34
Royalty on metals	0.12		0.07	48
Unit net cash costs	0.92		1.39	830
DD&A	0.40		0.25	152
Noncash and other costs, net	0.04	[b]	0.03	16
Total unit costs	1.36		1.67	998
Revenue adjustments, primarily for pricing on
prior period open sales	—		—	25
PT Smelting intercompany loss	(0.01)		(0.01)	(4)
Gross profit per pound/ounce	$0.80		$0.49	$315

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,405		$1,190	$284
Treatment charges	(202)		—	—
Export duties	(63)		—	—
Royalty on metals	(84)		—	—
Noncash and other costs, net	—		31	—
Revenue adjustments, primarily for pricing on
prior period open sales	17		—	—
PT Smelting intercompany loss	—		7	—
Indonesia mining	2,073		1,228	284
Other mining[c]	9,640		7,747	889
Corporate, other & eliminations	(1,260)		(991)	764
As reported in FCX's consolidated financial statements	$10,453		$7,984	$1,937

a.	Includes silver sales of 2.0 million ounces ($17.95 per ounce average realized price).

b.	Includes asset retirement charges of $17 million ($0.02 per pound of copper).

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mining, Rod & Refining and Atlantic Copper Smelting and Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In millions)	2017	2016

Revenues, excluding adjustments[a]	$72	$51
Site production and delivery, before net noncash and other costs shown below	56	53
Treatment charges and other	7	5
Net cash costs	63	58
DD&A	20	15
Noncash and other costs, net	2	4
Total costs	85	77
Gross loss	$(13)	$(26)

Molybdenum sales (millions of recoverable pounds)[a]	8	5

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.02	$9.08
Site production and delivery, before net noncash and other costs shown below	7.05	9.42
Treatment charges and other	0.85	0.86
Unit net cash costs	7.90	10.28
DD&A	2.44	2.63
Noncash and other costs, net	0.28	0.77
Total unit costs	10.62	13.68
Gross loss per pound	$(1.60)	$(4.60)

Reconciliation to Amounts Reported
(In millions)

		Production
Three Months Ended September 30, 2017	Revenues	and Delivery	DD&A
Totals presented above	$72	$56	$20
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	65	58	20
Other mining[b]	4,949	3,497	375
Corporate, other & eliminations	(704)	(753)	23
As reported in FCX's consolidated financial statements	$4,310	$2,802	$418

Three Months Ended September 30, 2016
Totals presented above	$51	$53	$15
Treatment charges and other	(5)	—	—
Noncash and other costs, net	—	4	—
Molybdenum mines	46	57	15
Other mining[b]	4,123	2,988	382
Corporate, other & eliminations	(292)	(516)	246
As reported in FCX's consolidated financial statements	$3,877	$2,529	$643

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In millions)	2017	2016

Revenues, excluding adjustments[a]	$220	$153
Site production and delivery, before net noncash and other costs shown below	164	146
Treatment charges and other	21	17
Net cash costs	185	163
DD&A	58	51
Noncash and other costs, net	5	13
Total costs	248	227
Gross loss	$(28)	$(74)

Molybdenum sales (millions of recoverable pounds)[a]	24	19

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.05	$7.94
Site production and delivery, before net noncash and other costs shown below	6.75	7.53
Treatment charges and other	0.85	0.86
Unit net cash costs	7.60	8.39
DD&A	2.38	2.65
Noncash and other costs, net	0.23	0.72
Total unit costs	10.21	11.76
Gross loss per pound	$(1.16)	$(3.82)

Reconciliation to Amounts Reported
(In millions)

		Production
Nine Months Ended September 30, 2017	Revenues	and Delivery	DD&A
Totals presented above	$220	$164	$58
Treatment charges and other	(21)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	199	169	58
Other mining[b]	13,419	9,652	1,122
Corporate, other & eliminations	(2,256)	(2,324)	77
As reported in FCX's consolidated financial statements	$11,362	$7,497	$1,257

Nine Months Ended September 30, 2016
Totals presented above	$153	$146	$51
Treatment charges and other	(17)	—	—
Noncash and other costs, net	—	13	—
Molybdenum mines	136	159	51
Other mining[b]	11,577	8,816	1,122
Corporate, other & eliminations	(1,260)	(991)	764
As reported in FCX's consolidated financial statements	$10,453	$7,984	$1,937

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXV